July 11, 1997




To the Parties Listed on
  Schedule I hereto

         Re:      Consumer Portfolio Services, Inc.
                  Registration Statement on Form S-3 (No. 333-25301)

Ladies and Gentlemen:

         We have acted as special counsel to CPS Receivables Corp., a California corporation (the "Seller"), and Consumer Portfolio Services, Inc., a California corporation ("CPS"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement"), filed by CPS with the Securities and Exchange
Commission in connection with the registration of the Asset Backed Notes (the "Notes") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more supplements (each a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

         As described in the Registration Statement, the Notes of each series will be issued pursuant to an Indenture (the "Indenture") by and among a trust (the "Trust"), as issuer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") with the Trust to be formed by the Seller pursuant to a Trust Agreement (the "Trust Agreement") by and among the Seller as depositor and the owner trustee. The Notes issued by the Trust will include one or more classes of notes.

         We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement, including the form of Trust Agreement, the form of Indenture and the form of Sale and Servicing Agreement included as exhibits to the Registration Statement. We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

The Parties Listed on
Schedule I hereto
July 11, 1997
Page 2


         On the basis of the foregoing, it is our opinion that the Notes, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate and other principal terms of such Notes have been duly approved by the Board of Directors of the Seller, (iii) the Indenture, the Trust Agreement and the Sale and Servicing Agreement relating thereto has been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and (iv) such Notes have been duly issued by the applicable Trust and authenticated by the applicable Trustee all in accordance with the terms and conditions of the Indenture and sold by the Seller in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Trustee on behalf of the Trust and will have been legally issued, fully paid and non-assessable and will be enforceable in accordance with their terms and entitled to the benefits of the Indenture and the Sale and Servicing Agreement except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the determination pursuant to 12 USC ss. 1821(e) of any liability for the disaffirmance or repudiation of any contract) or the relief of debtors, as may be in effect from time to time, or by general principles of equity.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or "Blue Sky" laws of the various states to the offer of sale of the Notes.

         We wish to advise you that we are members of the bar of the States and California of New York and the opinions expressed herein are limited to the laws of the States of New York and California and the Federal laws of the United States.

The Parties Listed on
Schedule I hereto
July 11, 1997
Page 3


         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to our firm in the Prospectus under the caption "Legal Opinions".


                                                   Sincerely,


                                                   /s/ Mayer, Brown & Platt
                                                   ------------------------







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                                                                     Schedule I



Consumer Portfolio Services, Inc.
2 Ada
Irvine, California 92618

CPS Receivables Corp.
2 Ada
Irvine, California 92618